Exhibit 99.2

August 16, 2007

Luminent Mortgage Capital, Inc.

101 California Street, Suite 1350

San Francisco, California 94111

Dear Sirs:

This letter confirms the mutual understanding of Arco Capital Corporation Ltd. (“Arco”) and Luminent Mortgage Capital, Inc. (“Luminent”) concerning the potential (i) initial transactions described in Exhibit A hereto (the “Initial Transactions”) and (ii) additional transactions as described in Exhibit B hereto (the “Additional Transactions” and, together with the Initial Transaction, the “Transactions”). A form of warrant agreement proposed to be the basis for part of the Initial Transactions is attached hereto as Exhibit C.

1. Terms and Timing. The principal terms of the Initial Transactions are set forth in Exhibit A hereto and the principal terms of the Additional Transactions are set forth in Exhibit B hereto. Arco and Luminent currently intend to complete the Initial Transactions within five business days of the date of this letter and the Additional Transactions as promptly as reasonably possible thereafter.

2. Non-Disclosure. Except to the extent required by law, and except for the filing of a current report on Form 8-K with the SEC incorporating mutually agreed text of a press release describing the Transactions, without the prior written consent of the other party, neither Arco nor Luminent will, and each will direct its representatives not to, make, directly or indirectly, any public disclosure of or comment about, and each of Arco and Luminent will, and will direct its representatives to, keep in strict confidence any of the terms, conditions or other aspects of any of the Transactions. If a party is required by law to make any such disclosure, it will first provide to the other party the text of the proposed disclosure, the reasons that such disclosure is required and the time and place that the disclosure will be made and will cooperate in good faith with such party to resolve any concerns such party may have in respect of such disclosure. Notwithstanding the foregoing, if the terms and conditions of any of the Transactions, or the identity of the parties, has already been disclosed to the public or any third party other than as a result of a breach of this section, then either party may further disclose such information.

3. Exclusivity.

3.1 Upon the acceptance of this letter by Luminent, Luminent and its affiliates and their respective officers, directors, employees, representatives, advisors and agents will immediately cease and cause to be terminated all existing discussions and negotiations with any entity or person, other than Arco and its employees, agents, advisors, partners and attorneys, with respect to any arrangements similar to the Transactions.

3.2 Until the earlier of the termination of this letter pursuant to section 6 and the closing of all Transactions, Luminent will not, and Luminent will not allow any of its affiliates, officers, employees, representatives, advisors and agents to, directly or indirectly, encourage, solicit, initiate, participate in or otherwise facilitate (including, without limitation, by way of furnishing information): (i) any inquiry or the making of any proposal by, or discussions with, any entity or person that constitutes, or may reasonably be expected to lead to (in any case whether in one transaction or a series of transactions) any transaction, the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay any of the Transactions, or that would or could reasonably be expected to materially reduce the benefits to Arco of any of the Transactions.

3.3 If Luminent breaches the provisions of this section 3 prior to consummation of the Initial Transactions, then Luminent shall promptly reimburse Arco for all fees, disbursements and expenses (including, without limitation, reasonable fees of legal counsel and other retained advisors) incurred in connection with the preparing for and executing the Transactions.

4. Public Announcement. Luminent and Arco will consult with each other before making any public announcement regarding the Transactions and neither party will make any public announcement without the consent of the other.

5. Consent to Trading and Non-Public Information. Luminent consents to Arco or its affiliates lawfully trading in its securities and confirms that it has not provided Arco or Arco’s affiliates, employees, agents, advisors, partners and attorneys with any material non-public information relating to it or its business.

6. Effect; Termination. This letter is not intended to constitute a binding agreement and the parties will be bound only by definitive documentation, if and when executed, provided that the obligations of the parties in sections 2 to 10, inclusive, are intended to be binding. This letter is subject to the approval of the board of directors of Arco Capital Corporation. This letter may be terminated (other than sections 2, 3.3, 4, 5, 6, 8 and 9, which shall survive) without prejudice to any rights or causes of action that may exist at the date of that termination at any time by written notice from one party to the other. Any notice of termination shall be in writing and delivered, if to Luminent, to Trez Moore at the address set forth above, and, if to Arco, to the persons listed at the end of this letter.

7. Assignment. No party may assign its rights under this letter. Arco, however, shall be deemed to have assigned its rights under this letter to any of its affiliates that participate in any manner in preparing for or effecting any of the Transactions.

8. Expenses; Legal Representation. Except as may otherwise be provided in the definitive agreements, Luminent and Arco will pay their respective fees and expenses (including the fees and expenses of legal counsel, accountants or other representatives) incurred in connection with the Transactions. Clifford Chance US LLP will represent Arco as its legal counsel in connection with, and generate relevant documentation for, the Transactions. Duane Morris LLP will represent Luminent as its legal counsel in corporate matters and matters related to the Securities Exchange Commission and Hunton & Williams LLP will represent Luminent as its legal counsel in matters related to mortgage-backed securities and corporate reorganization.

9. Governing Law. This letter will be governed and construed in accordance with the laws of the State of New York without regard to conflicts of law.

10. Counterparts. This letter may be executed in any number of counterparts, each of which will be deemed to be original, and all of which, taken together, will be deemed to constitute one and the same instrument.

[Signatures appear on the following page.]

If the foregoing terms and conditions are acceptable, please acknowledge acceptance of this letter where indicated below and return an executed copy to the attention of Jay Johston and Juan Carlos Bou at Arco by facsimile at 787-993-9651. This letter will terminate at 9:00 a.m. New York time, on August 17, 2007 unless extended by us in writing prior to that time.

Yours very truly,

ARCO CAPITAL CORPORATION LTD.

By: _/s/ Jay Johnston
Name: Jay Johnston
Title: Chairman and Chief Executive Officer

ACCEPTANCE

The foregoing is accepted and agreed to as of August 16, 2007.

LUMINENT MORTGAGE CAPITAL, INC.

By: _/s/ S. Trezevant Moore, Jr.
Name: S. Trezevant Moore, Jr.
Title: President and Chief Executive Officer

EXHIBIT A
(to Letter of Intent
dated August 16, 2007)

ARCO/LUMINENT PROPOSED INITIAL TRANSACTIONS
SUMMARY OF TERMS

This is a preliminary summary of the terms of the Initial Transactions (as defined in the Letter of Intent to which this summary is attached) under discussion between Arco Capital Corporation Ltd. (together with its affiliates “Arco”) and Luminent Mortgage Capital, Inc. (“Company”) The summary is for discussion purposes only and is subject to change. This summary is not intended to, and does not, create any legally binding obligations. Capitalized terms not defined herein have the meanings set forth in the Letter of Intent to which this term sheet is attached (including other exhibits thereto).

STATEMENT OF INTENT

The intent of the Initial Transactions is to address immediately pressing liquidity issues at Company as existing during the week of August 13, 2007 in an attempt to allow the Company to continue as a going concern during the time required to effect the Additional Transactions.

INITIAL FUNDING AND WARRANTS ISSUANCE

Arrangement of Initial Repos:

Arco arranged on August 14, 2007 for an entity to purchase that portion of Company’s RMBS portfolio that was subject to the following repurchase agreements (each with Liquid Funding, Ltd. (“Liquid”), the “Liquid Repos”), under which Liquid had moved to seize and liquidate the assets:

•	Saturn Portfolio Management (January 6, 2006)

•	Mercury Mortgage Statutory Trust (November 4, 2005); and

•	Minerva Mortgage Finance Corporation (November 4, 2005)

(Collectively, the “Initial Portfolio”).

In exchange for the Warrants (described below), and subject to the Initial Transaction Conditions (described below), Arco would arrange for the Initial Portfolio to be subject to repurchase agreements on standard forms (“MRAs”) substantially similar to the Liquid Repos, with the same Company entities as “Seller”, but with Arco or its designee as “Buyer” thereunder (the “Initial Repos”), including without limitation the following terms:

•	Aggregate purchase price: $64,927,627.45

•	Rate: LIBOR + 400 bps

•	All Bond Market Association MRA clauses

•	Guaranty: Company will guarantee (the “MRA Guaranties”) the Initial Repos to the same extent that it guaranteed the Liquid Repos.

Warrant Issuance:
In consideration for arranging the urgently required funding represented by the Initial Repos, Company will issue to Arco warrants to purchase up to a 49% voting equity stake and 51% economic interest on a fully-diluted basis pursuant to a warrant agreement (the “Warrant Agreement”), substantially in the form attached as Exhibit C to the Letter of Intent to which this term sheet is attached.

The Warrant Agreement provides that, to the extent that exercise of the warrants would otherwise result in Arco (or a “group” including Arco) owning 49% or more of Company’s issued and outstanding voting stock during any time that would constitute a “Change in Control” under Company’s outstanding convertible notes, nonvoting stock will be issued. Such nonvoting stock will result in economic ownership, but not voting power.

In addition to the foregoing, the Warrant holders will have the right to irrevocably elect to receive such nonvoting shares for any Warrant exercise

The Warrants shall be exercisable for a period of five years from the tenth business day following execution of the Warrant Agreement.

The exercise price of the Warrants will be $0.18 per share, subject at all times to anti-dilution adjustments to maintain the economic ownership percentage of Company attributable to the Warrants at 51% on a fully-diluted basis.

The Warrants will be fully assignable, subject to securities laws.

The shares of capital stock issuable on exercise of the Warrants will have the benefit of registration rights.

INITIAL TRANSACTION CONDITIONS

No Stockholder Approvals:
Consummation of these transactions will not be contingent on receipt of approvals by Company’s stockholders.

Board Approvals:
All aspects of these transactions will require approval of Company’s board of directors (the “Board”), including without limitation:

Waiver of the ownership limitation in Company’s charter;

Approval of future interested stockholder transactions and control share transactions involving Arco under applicable corporate law; and

Express approval by the Audit Committee of Company of the NYSE Exception described below.

Board Election of Directors:
The existing Board must vote unanimously to approve the election of at least four members satisfactory to Arco (compensation and other related matters other than D&O coverage will be settled as soon as practicable, but need not be settled as a condition to the Initial Transactions).

Four existing members of the Board satisfactory to Arco must submit resignations to take effect upon the newly elected directors assuming positions on the Board.

Each of the Company and Arco shall have agreed that it will take no actions intended to terminate the D&O insurance coverage of the resigning members of the Board and any Company officers that may be terminated in the future for the periods in which they served as directors and/or officers of the Company.

NYSE Rule 312.05 Exception:
The NYSE shall have accepted Company’s use of the exception set forth in Paragraph 312.05 of the NYSE Listed Company Manual to the shareholder approval policy set forth in Paragraph 312.03 thereof.

Documentation:
Arco shall be satisfied with the form and substance of all documentation for the Initial Transaction, including representations and warranties made by, and indemnity provided by, Company and affiliates of Company.

Tax and Securities Law Compliance:
The Initial Transactions will not cause the Company or any of its affiliates to violate any REIT tax compliance test or require the Company or any of its affiliates to register as an investment company under federal securities laws.

Legal Opinions:
Arco shall have received and be satisfied with legal opinions with respect to the Initial Transactions, including the following:

•	customary transactional opinions, such as:

•	organizational existence and qualification;

•	due authorization, execution and delivery of, valid and binding agreements;

•	no conflicts with law or contracts;

•	REIT and/or tax opinions as may be reasonably requested;

•	fully paid and nonassessable nature of capital stock to be issued upon exercise of the warrants; and

•	transaction-specific opinions, such as:

•	the transactions, including issuance and exercise from time to time of the warrants, will not constitute a “change in control” under Company’s contracts; and

opinions relating to the treatment of the Initial MRAs in the event of bankruptcy or insolvency.

Other Conditions Precedent:
Other conditions precedent satisfactory to Arco will have been satisfied, including:

•	accuracy of representations and warranties;

•	absence of bankruptcy events;

•	delivery of certificates of officers of Company;

•	delivery of financial and other reasonably requested information; and

confirmation of Company D&O Policy coverage for the newly-elected Board members.

EXHIBIT B
(to Letter of Intent
dated August 16, 2007)

ARCO/LUMINENT PROPOSED ADDITIONAL TRANSACTIONS
SUMMARY OF TERMS

This is a preliminary summary of the terms of the Additional Transactions (as defined in the Letter of Intent to which this summary is attached) under discussion between Arco Capital Corporation (together with its affiliates “Arco”) and Luminent Mortgage Capital, Inc. (“Company”). The summary is for discussion purposes only and is subject to change. This summary is not intended to, and does not, create any legally binding obligations. Capitalized terms not defined herein have the meanings set forth in the Letter of Intent to which this term sheet is attached (including other exhibits thereto).

STATEMENT OF INTENT

The intent of the Additional Transactions, when combined with the Initial Transactions, is:

•	to stabilize Company’s current liquidity issues by means of the planned “Stabilization Efforts Re: Specific Repo Lines,” below;

•	to further attempt to stabilize Company’s current liquidity issues by means of Arco providing liquidity through repo on RMBS positions to be retained or through other means of capital infusion; and

•	to attempt to facilitate Company’s continued viability by positioning Company to function as a multi-channel asset manager focusing on the ABS market with a re-entry into the market in 12 to 24 months.

STABILIZATION EFFORTS RE: SPECIFIC REPO LINES

Bear Stearns:
Company will make every reasonable effort to sell as soon as practicable $300mm of AAA rated securities subject to repurchase agreements with Bear Stearns as counterparty for proceeds of at least $279mm in order to pay off the Bear repo line. Arco and Company will cooperate to remove from the Bear line the non-AAA rated positions so as to retain the value in those positions.

RBS/Greenwich Capital:
Arco and Company will cooperate to stabilize the repo with RBS/Greenwich Capital to maintain the value in those positions either by moving the repo or other measures as necessary.

Seized Positions:
Company shall diligently monitor and collect profits from seized positions, primarily WaMu and Barclay’s, to enhance shareholder value.

Smaller Positions:
Smaller repo positions, primarily UBS, will be stabilized and/or sold as set forth above.

INVESTMENTS; PROVISION OF LIQUIDITY

Additional Investments:

It is expected that Arco will provide additional investments in Company assets that will aggregate up to $65 million at any one time outstanding when added to any then-outstanding amount of the Initial Repos.

Liquidity Line :

After Company generates a budget satisfactory to Arco (expected around August 17, 2007), it is expected that Arco will provide additional capital infusions via a committed liquidity line, supported by security as described below and senior secured guaranties by all subsidiaries of Company not prevented by law or contract from providing guaranties (each, a “Guarantor”), of approximately $60mm:

•	to meet current or impending calls, including with respect to the repo lines described in “Stabilization Efforts Re: Specific Repo Lines,” above;

•	to meet financing maturities; and

•	to provide working capital as needed to pay vendors and other necessary parties.

Terms of the Liquidity Line are to be agreed.

Security:

The Additional Investment, if any, borrowings under the Liquidity Line, if any, and guaranties thereunder will be secured (via master netting agreement or otherwise to be agreed) by perfected first priority security interests in and mortgages on all tangible and intangible assets (including, without limitation, interests in contracts, including MRAs, accounts receivable, inventory, equipment, general intangibles, intercompany notes, insurance policies, investment property, intellectual property, real property, cash and proceeds of the foregoing) of Company and each Guarantor and pledges of all of the equity interests of each of Company’s direct and indirect subsidiaries, wherever located, now or hereafter owned, except, in the case of any foreign subsidiary, to the extent such pledge would be prohibited by applicable law or would result in materially adverse tax consequences, and subject to such other exceptions to be agreed.

Other Possible Transactions to Enhance Liquidity:

Arco may also elect to:

•	provide repos against Company’s non-AAA rated portfolio, consisting primarily of subordinate bonds generated from Company’s 10 Alt A securitizations, (approximately $125mm), but also comprised of bonds from other shelves, (approximately $100mm);

•	buy out positions to forestall seizure, but such positions would be transferred to Company as soon as the appropriate MRA’s can be put into place. The cash flow from the positions retained will be kept by Company and paid out to lenders or shareholders as REIT rules dictate.

Closings of Capital Infusions:

•	The form, timing and terms of each of the Additional Investments, Liquidity Line and Other Possible Transactions to Enhance Liquidity (collectively, “Capital Infusions”) are to be agreed.

•	The form and substance of the documentation for each Capital Infusion must be satisfactory to Arco in its discretion.

•	Each Capital Infusion will be subject to conditions to funding to be agreed, but expected to be similar to the “Initial Transaction Conditions” set forth in the term sheet attached as Exhibit A to the Letter of Intent to which this term sheet is attached, as well as customary conditions and deliveries related to the specific nature of each Capital Infusion (for example, legal opinions relating to perfection of security, delivery of financing statements, etc.).

ONGOING BUSINESS PLAN; OTHER COMPANY ACTIONS

Business Plans:

In furtherance of planning for all transactions contemplated hereby, Company will provide Arco as soon as practicable business plans on realizing returns from:

•	alternative forms of mortgage insurance;

•	residential mortgage origination;

•	residential mortgage loan servicing, (which may include ‘scratch and dent’ purchases); and

•	RMBS monitoring services for investors.

Portfolio Management:
Company will initially focus on managing its mezzanine and subordinate RMBS portfolio with particular reference to EPD and representation claims.

Other Opportunities:
Company will market its investment management capabilities via Arco’s contacts as well as its own. As dislocation continues in the asset backed securities markets, Company will identify compelling investment opportunities for Arco’s consideration and will assist in every way possible to generate capital and/or management contracts to realize against the current market opportunities.

EXHIBIT C
(to Letter of Intent
dated August 16, 2007)

Form of Warrant Agreement

[Filed as Exhibit 4.1]